Exhibit 10.1

MASTER AGREEMENT

This Master Agreement (the “Agreement”) dated 6/20/2022, is between Compute North LLC (“Compute North”) and US Digital Mining Texas LLC (“Customer”). In consideration of the promises set forth below, the parties agree as follows:

1.

Services. Compute North shall provide, and Customer shall pay for, the colocation, managed and other services (the “Services”) for Customer’s cryptocurrency mining hardware (the “Mining Equipment,” and collectively with any Capital Equipment and Acquired Hardware, the “Equipment”) identified on the order form attached hereto and incorporated herein as Exhibit A, as may be updated or supplemented in writing and duly signed by Customer and Compute North from time to time (the “Order Form”). Compute North shall provide the Services consistent with, and as more fully described in, its customer handbook (the “Customer Handbook”), available at www.computenorth.com/handbook- sla.pdf and incorporated herein, as Compute North may update from time to time.

2.	Colocation Services.

2.1.

Colocation Facility. Compute North will provide Services for Mining Equipment at a facility provided with electricity and network connectivity sited at the location specified the Order Form (the “Facility”) during the Equipment Term specified on the Order Form in accordance with the Customer Handbook.

2.2.

Acceptable Use Policy. Customer’s receipt of Services and its use of Mining Equipment pursuant to this Agreement is subject to Customer’s compliance with Compute North’s then- current Acceptable Use Policy, available at www.computenorth.com/acceptable-use-policy and incorporated herein, as Compute North may update from time to time.

2.3.

Customer Portal. Compute North will provide Customer with access to its customer portal. Customer’s access to and use of the customer portal is subject to, and Customer agrees to be bound by, Compute North’s Terms of Use, available at www.computenorth.com/terms-of-use/ and incorporated herein, as Compute North may update from time to time. All written notices required by Customer under this Agreement shall be submitted using the customer portal, and all written notices by Compute North may be made using the customer portal or by email to the address set forth on Customer’s most recent Order Form.

2.4.

Transfer of Mining Equipment. Customer shall promptly notify Compute North if it transfers legal title or grants to any third-party rights in or to any Equipment to a third party. All such transfers shall be subject to and shall preserve Compute North’s security interest under Section

6. In the event of a transfer, Customer shall remain obligated to pay Compute North the Monthly Service Fees for the transferred Mining Equipment for the remainder of the Equipment Term applicable to such Mining Equipment unless and until such Mining Equipment is placed into service under, and is subject to, a collocation agreement between the acquiring third party and Compute North, which shall require Compute North’s approval (including satisfaction of Compute North’s credit and know-your-customer requirements).

2.5.

Transfer of Services. Customer may not sublicense, assign, delegate or otherwise transfer its receipt of Services under this Agreement to a third party without Compute North’s written consent in its sole discretion. Compute North shall not under any circumstance be deemed to be providing any Services to any third party for or on behalf of Customer.

3.

Hardware Acquisition. Compute North agrees to acquire and sell to Customer, and Customer agrees to buy from Compute North, such cryptocurrency mining hardware, if any, elected on the Order Form (“Acquired Hardware”). The initial deposit for the Acquired Hardware set forth on the Order Form (the “Hardware Deposit”) shall be due and payable as of the date on which Compute North and Customer have both executed the Order Form, with the remaining balance owed for the Acquired Hardware due and payable by the earlier of (a) the date on which Compute North notifies Customer that the Acquired Hardware has been shipped or (b) as stated on the Order Form. Legal title to the Acquired Equipment only shall transfer to Customer when the fee for the Acquired Hardware has been paid to Compute North in full. The Acquired Hardware shall be Mining Equipment subject to this Agreement upon its delivery to the Facility. Customer solely shall be responsible for determining whether the Acquired Hardware is fit and suitable for its particular purposes. Customer acknowledges that no warranty, express or implied, is provided by Compute North for any Acquired Hardware and agrees that the only warranties associated therewith are the warranties, if any, offered or made by the manufacturers thereof.

4.	Term and Termination.

4.1.

Term of Agreement. This Agreement shall be effective as of the date on which it has been executed by Compute North and Customer (the “Effective Date”) and, unless otherwise terminated, shall continue until all Equipment Terms for all Equipment under each Order Form have expired or terminated.

4.2.

Equipment Term. The Equipment Term set forth on an Order Form for each piece of Equipment shall commence as of the date Compute North notifies Customer in writing that the Mining Equipment has been received and turned on by Compute North. Unless an Order Form provides otherwise, the Equipment Term shall renew for successive one (1) month periods unless one party notifies the other in writing at least thirty (30) days prior to the conclusion of the then-current Equipment Term.

4.3.

Mining Equipment Return. Upon Customer’s written request, and provided that Customer has paid all amounts then due and owing under this Agreement, Compute North shall decommission and return the corresponding Mining Equipment to Customer upon the expiration or termination of the applicable Equipment Term as provided in Section 8.3.

4.4.

Event of Default. An event of default (each, a “Default”) shall exist if Customer: (a) fails to make any payment(s) due pursuant to this Agreement; (b) violates, or fails to perform or fulfill any covenant or provision of this Agreement, and such matter is not cured within ten (10) days after written notice from Compute North; or (c) enters into bankruptcy, dissolution, financial failure or insolvency.

4.5.

Effect of Default. In the event of a Default by Customer, Compute North may terminate this Agreement or any Order Form on written notice to Customer and Customer shall pay immediately to Compute North (i) all amounts then owed under this Agreement (or the applicable Order Form(s)) plus, (ii) as liquidated damages, the Fees that would have been paid for the remainder of the applicable Equipment Term(s) if the Agreement or Order Form(s), as applicable, were not terminated. The Parties agree that the damages sustained by Compute North in connection with the termination of this Agreement may be difficult or impossible to determine, or that obtaining an adequate remedy would be unreasonably time consuming or expensive and otherwise inconvenient, and therefor agree that in the event of such termination, the liquidated damages are a reasonable approximation of the harm or loss, and not a penalty. If Customer fails to make any payments due under this Agreement (including, as applicable, the amounts specified in clauses (i) and (ii) above plus interest thereon, the “Default Amount”), in addition to any other rights and remedies it may have, Compute North shall have the right to (a) sell or retain possession of, (b) reconfigure for Compute North’s use, or (c) remove and store at Customer’s expense, all or any portion of the Mining Equipment without any cost, obligation or liability of Compute North to Customer; provided, that the net proceeds received by Compute North in exercise of its remedies under clauses (a) and (b) may not exceed the aggregate Default Amount for this Agreement or Order Form(s), as applicable

5.	Fees and Payment.

5.1.

Initial Fees. The one-time fee for setup, installation, and configuration of Mining Equipment (the “Initial Setup Fee”) and the initial deposit specified in the applicable Order Form (the “Initial Deposit”) and any Hardware Deposit shall be due and payable as of the date on which Compute North and Customer have both executed an Order Form. The Initial Setup Fee is non-refundable and non-transferrable under any circumstance. The Initial Deposit and Hardware Deposit are non-transferrable under any circumstance and are not refundable except as expressly set forth herein and only to the extent that all of Customer’s obligations under this Agreement have been fully satisfied.

5.2.

Monthly Fees. Customer shall pay to Compute North the Monthly Service Fees and Monthly Package Fees (collectively, the “Fees”) as set forth on the Order Form. Compute North reserves the right to adjust fixed-rate Monthly Service Fees (but not performance-based Monthly Service Fees) based on the actual performance and efficiency of the Equipment, as reasonably determined by Compute North. Late payments of any Fees shall bear interest at the lesser of 1.5% per month or the maximum amount allowed under applicable law.

5.3.

Taxes. All amounts payable by Customer under this Agreement are exclusive of, and Customer shall solely be responsible for paying, all taxes, duties, and fees, including federal, state, and local taxes on manufacture, sales, gross income, receipts, occupation, and use, not based on Compute North’s income that arise out of this Agreement. If any deduction, withholding, or payment for taxes is required in any jurisdiction on amounts payable to Compute North, Customer shall indemnify and make Compute North whole for the full amount thereof.

5.4.

Payment Method. Unless otherwise agreed in writing, all payments due and owing under this Agreement shall be made through automated clearing house (“ACH”) transfers by Compute North from an account established by Customer at a United States bank designated by Customer (the “Payment Account”). Customer agrees to execute and deliver to Compute North or its ACH payment agent an authorization agreement authorizing Compute North to initiate ACH transfers from the Payment Account to Compute North in the amounts required or permitted under this Agreement. Customer shall be responsible for all costs, expenses or other fees and charges incurred by Compute North as a result of any failed or returned ACH transfers, whether resulting from insufficient sums being available in the Payment Account or otherwise.

6.

Security Interest. Customer hereby grants and assigns to Compute North a continuing first-position security interest in, and lien on, the Equipment (including Equipment acquired after the Effective Date), and all proceeds resulting therefrom or the liquidation thereof, in each case wherever located and whether now existing or hereafter coming into existence, as collateral security for Customer’s performance of its obligations under this Agreement when due. Compute North may, as it deems appropriate, file UCC-1 financing statements to evidence this security interest and Customer agrees to cooperate fully with Compute North to obtain and perfect this security interest as may be reasonably required.

7.	Network and Access.

7.1.

Network. Compute North will provide a minimum of 100 mbps of local network connectivity for all Mining Equipment on a single Ethernet segment. Customer may request VPN access its Mining Equipment. Customer is solely responsible for preventing unauthorized network access to the Mining Equipment. Customer authorizes Compute North to monitor Customer’s network usage and traffic and to access, collect and use data relating to the Mining Equipment and Customer’s use thereof in the course of providing Services.

7.2.

Access. Only persons specifically authorized by Compute North in writing may access the Facility. Compute North may deny or suspend Customer’s access to the Equipment based on Compute North’s then-current Security Policies and Procedures. Without limiting the foregoing: all access into the Facility must be supervised by a Compute North representative; Customer shall provide two (2) day’ written notice to Compute North prior to any maintenance or repair of the Equipment; Customer shall perform Equipment maintenance and repairs during normal business hours (Monday-Friday, 7 am to 6 pm Central Time); and, Customer may request immediate or after-hour access to the Facility to perform emergency maintenance. Customer shall be solely responsible for any damage or loss caused by anyone acting for or on its behalf while at the Facility.

7.3.

Third-Party Management. Customer shall notify Compute North if it engages a third party to provide services on its behalf with respect to the Equipment. Customer shall be fully responsible for all acts or omissions by any third-party service provider acting for or on its behalf.

7.4.

Hazardous Conditions. If any hazardous conditions arise on, from, or affecting the Facility, whether caused by Customer or a third party, Compute North may suspend Services under this Agreement without liability until the hazardous conditions have been resolved.

7.5.

Demand Response, Load Resource and Curtailment Programs. Customer acknowledges and understands that Compute North participates in various demand response/, load resource, curtailment, or other, similar programs (“LRP Programs”) at its facilities. Customer understands and agrees that Compute North’s participation in LRP Programs provides the applicable electric grid operator and Compute North, in response to requests from the applicable grid operator, with the capability to shut off the power serving Compute North customers in response to certain electric system or energy market situations. Customer agrees that the Fees reflect Compute North’s participation in the LRP Programs and that Compute North shall have no liability to Customer for any actions or omissions due to or resulting from its participation in the LRP Programs.

8.	Removals and Relocation of Mining Equipment.

8.1.	Relocation. Compute North may relocate Mining Equipment within the Facility or to another Compute North facility upon twenty (20) days’ prior written notice to Customer at Compute North’s expense.

8.2.

Emergency. In the event of an emergency, Compute North may rearrange, remove, or relocate Mining Equipment at Customer’s expenses and without any liability to Compute North. Notwithstanding the foregoing, in the case of emergency, Compute North shall provide Customer, to the extent practicable, reasonable notice prior to rearranging, removing, or relocating Mining Equipment.

8.3.

Mining Equipment Return. Provided that Customer has paid all amounts then due and owing under this Agreement, including costs due with respect to this Section 8.3, Compute North shall decommission and make the Mining Equipment available to Customer for pickup at, or shipment from, the Facility within thirty (30) business days of Customer’s written request. Customer shall be responsible for all deinstallation, packing, storage, transportation, delivery, and other costs associated with removing and returning its Mining Equipment, including as set forth in the Customer Handbook. Compute North will notify Customer when its Mining Equipment is ready for pickup, and Customer shall arrange for pickup and removal of the Mining Equipment at its sole risk and expense. If Customer does not remove the Mining Equipment as provided herein, Compute North may charge Customer for storage from the date of notice that the Mining Equipment is ready for pickup. Any Mining Equipment that is not picked up and removed within thirty (30) days of such notice shall be deemed abandoned and legal title to such Mining Equipment shall transfer to Compute North.

9.	Customer Responsibilities.

9.1.

Licenses and Permits. Customer is responsible for obtaining any licenses, permits, consents, and approvals from any federal, state, or local government that may be necessary to install, possess, own, or operate the Equipment. Unless specifically set forth on the applicable Order Form, Customer is solely responsible for all requirements for renewable energy certificates, allowances, or other carbon offsets required by or otherwise necessary for Customer’s compliance with any federal, state, local or other applicable Law. As used herein, “Law” means any law, statute, rule, protocol, procedure, exchange rule, tariff, decision, requirement, writ, order, decree or judgment adopted by or any interpretation thereof by any court, government agency, regulatory body, instrumentality or other entity, including an electric utility, retail electric provider, regional transmission organization or independent system operator.

9.2.

Insurance. Customer acknowledges that Compute North is not an insurer and Equipment is not covered by any insurance policy held by Compute North. Customer is solely responsible for obtaining insurance coverage for the Equipment. Customer shall have and maintain throughout the term of this Agreement commercial general liability insurance for both bodily injury and property damage.

9.3.	Equipment in Good Working Order. Customer shall be responsible for delivering all Equipment that is not Acquired Hardware to the Facility and such Equipment shall be in good working order and suitable for use in the Facility. Customer is responsible for all risk of loss or damage to the prior to Compute North receiving the Equipment at the Facility, regardless of whether such Equipment is delivered by the Customer or Acquired Hardware. Customer shall be responsible for all costs associated with the troubleshooting and repair of Equipment received in non-working order, including parts and labor at Compute North’s then-current rates. Compute North is not responsible in any way for installation delays or losses as a result of Equipment not in good working order upon arrival at Facility.

9.4.

Modification or Overclocking of Mining Equipment. Customer shall notify and obtain prior written approval from Compute North before any material modifications, alternations, firmware adjustments, over-clocking or other changes are made to Mining Equipment (“Modified Equipment”) that are intended to or might cause the Equipment’s performance to deviate from the standard or factory specifications. If Equipment subject to fixed-rate Monthly Service Fees has been materially altered or modified without Compute North’s prior written approval (“Non-Compliant Equipment”), it shall be an event of Default and Customer shall owe an additional Non-Compliant Equipment fee equal to twenty-five percent (25%) of the monthly Fees for such Equipment for each month Equipment was non-compliant.

10.	Representations, Warranties, and Disclaimer.

10.1.

Mutual. Customer and Computer North each represents and warrants that: it is properly constituted and organized; it is duly authorized to enter into and perform this Agreement; and, its execution, delivery, and performance of this Agreement will not violate the terms of any other agreement to which it is a party or obligation by which it is bound.

10.2.

By Customer. Customer represents and warrants that it owns and has good title to, and covenants that it shall continue to own and have good title to, the Equipment free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance, other than the security interest granted hereunder in favor of Compute North. Customer further represents and warrants that neither it nor any of its subsidiaries nor, to Customer’s knowledge, any director, officer, agent, employee, affiliate, or person acting on behalf of Customer or its subsidiaries: has violated or will violate any applicable anti-bribery or anti-corruption Law, including the U.S. Foreign Corrupt Practices Act; has violated or will violate any applicable money laundering Laws; or is or will become subject to any U.S. sanctions administered by the Office of Foreign Asset Control of the U.S. Treasury Department.

10.3.

By Compute North. Compute North represents and warrants that it will provide the Services at the Facility in a professional and workmanlike manner consistent with the terms and conditions of this Agreement. Except as expressly set forth herein, COMPUTE NORTH MAKES NO WARRANTIES OR GUARANTEES RELATED TO THE AVAILABILITY OF SERVICES OR THE OPERATING TEMPERATURE OF THE FACILITY. THE SERVICES, FACILITY AND ANY ACQUIRED HARDWARE AND CAPITAL EQUIPMENT ARE PROVIDED ON AN “AS IS” AND “AS AVAILABLE” BASIS. COMPUTE NORTH DOES NOT PROVIDE MECHANICAL COOLING OR BACKUP POWER AND THE FACILITY IS SUBJECT TO SWINGS IN LOCAL TEMPERATURE, WIND, HUMIDITY AND OTHER SUCH CONDITIONS.

COMPUTE NORTH MAKES NO WARRANTY, AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES, WITH RESPECT TO GOODS AND SERVICES SUBJECT TO THIS AGREEMENT, INCLUDING ANY (A) WARRANTY OF MERCHANTABILITY; (B) WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE; (C) WARRANTY OF NONINFRINGEMENT AND (D) WARRANTY AGAINST INTERFERENCE. COMPUTE NORTH DOES NOT WARRANT THAT (A) THE SERVICE WILL BE FREE FROM INTERRUPTION OR ERROR; (B) THE SERVICE, CAPITAL EQUIPMENT OR ACQUIRED HARDWARE WILL MEET CUSTOMER'S REQUIREMENTS OTHER THAN AS EXPRESSLY SET FORTH HEREIN; OR (C) THE SERVICE, CAPITAL EQUIPMENT OR ACQUIRED HARDWARE WILL PROVIDE ANY FUNCTION NOT EXPRESSLY DESIGNATED AND SET FORTH HEREIN.

11.	Limitation of Liability.

11.1.

Customer understands and acknowledges that, in certain situations, Services and Equipment functionality may be unavailable due to factors outside of Compute North’s control, including force majeure, weather, network failures, pool operator failures, denial of service attacks, network and power grid outages, cyberattacks, including hacking or malicious attacks on networks or exchanges, or Acts of God (“External Factors”). Customer further acknowledges that cryptocurrency price movements, difficulty, and legal and regulatory risks (“External Risks”) could have a material adverse impact on the value of cryptocurrencies, cryptocurrency mining, the Equipment, and the Services. Customer assumes responsibility for all such External Factors and External Risks, and Compute North hereby disclaims all liability for any losses that may arise as a result thereof.

11.2.

COMPUTE NORTH SHALL HAVE NO OBLIGATION, RESPONSIBILITY, OR LIABILITY FOR ANY OF THE FOLLOWING: (A) ANY INTERRUPTION OR DEFECTS IN THE EQUIPMENT FUNCTIONALITY CAUSED BY FACTORS OUTSIDE OF COMPUTE NORTH’S REASONABLE CONTROL; (B) ANY LOSS, DELETION, OR CORRUPTION OF CUSTOMER’S DATA OR FILES; (C) ANY LOST REVENUE OR PROFITS TO CUSTOMER DURING NETWORK OR POWER OUTAGES OR CURTAILMENT, EQUIPMENT FAILURES, OR OTHER FACTORS OUTSIDE OF COMPUTE NORTH’S DIRECT CONTROL; (D) DAMAGES RESULTING FROM ANY ACTIONS OR INACTIONS OF CUSTOMER OR ANY THIRD PARTY NOT UNDER COMPUTE NORTH’S CONTROL; OR (E) DAMAGES RESULTING FROM EQUIPMENT OR ANY THIRD-PARTY EQUIPMENT.

11.3.

IN NO EVENT SHALL COMPUTE NORTH BE LIABLE TO CUSTOMER OR ANY OTHER PERSON, FIRM, OR ENTITY IN ANY RESPECT, INCLUDING, WITHOUT LIMITATION, FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL, RELIANCE, EXEMPLARY, OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS, LOSS OF REVENUE, LOSS OF BUSINESS, OR COST OF COVER OF ANY KIND OR NATURE WHATSOEVER, ARISING OUT OF OR RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT EVEN IF ADVISED OF THE POSSIBILITY THEREOF. NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, COMPUTE NORTH’S TOTAL CUMULATIVE

LIABILITY UNDER OR RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT, WHETHER UNDER CONTRACT LAW, TORT LAW, WARRANTY, OR OTHERWISE (INCLUDING ATTORNEYS’ FEES), SHALL BE LIMITED TO DIRECT DAMAGES NOT TO EXCEED THE AMOUNTS ACTUALLY RECEIVED BY COMPUTE NORTH FROM CUSTOMER FOR THE SERVICE MONTH DURING WHICH THE EVENT GIVING RISE TO THE CLAIM OCCURRED.

11.4.

Remedy. Customer’s sole remedy for Compute North’s non-performance of its obligations under this Agreement shall be a refund of any fees paid to Compute North for the service month during which the nonperformance occurred. Any action against Compute North in connection with this Agreement must be commenced within one (1) year after the cause of the action has accrued.

11.5.

Insurance loss. Customer agrees to look exclusively to Customer’s insurer to recover for injury or damage in the event of any covered loss or injury, and releases and waives all right of recovery against Compute North for any covered loss or injury.

12.

Indemnification. Customer shall indemnify, hold harmless and defend Compute North, the Facility Owner, and their respective affiliates, subsidiaries, employees, agents, directors, owners, executives, representatives, Lenders and subcontractors from all third-party liability, claim, judgment, loss, cost, expense or damage, including attorneys’ fees and legal expenses, arising out of or relating to the Equipment or Customer’s use thereof, or any injuries or damages sustained by any person or property due to any direct or indirect act, omission, negligence or misconduct of Customer, its agents, representatives, employees, contractors and their employees and subcontractors and their employees, including due to a breach of this Agreement by Customer. Customer shall not enter into any settlement or resolution with a third party under this section without Compute North’s written consent, which shall not be unreasonably withheld.

13.	Miscellaneous.

13.1.

Lease Agreement. Compute North may lease certain premises in the Facility from the Facility’s owner (“Facility Owner”) pursuant to a lease agreement. Customer is not a party to or a beneficiary under such lease, if any, and has no rights thereunder; however, Customer shall be required to adhere to all rules of operation established therein. Whether owned or leased by Compute North, Customer acknowledges and agrees that it does not have, has not been granted, and will not own or hold any real property interest in the Facility, that it is a licensee and not a tenant, and that it does not have any of the rights, privileges, or remedies that a tenant or lessee would have under a real property lease or occupancy agreement.

13.2.

Entire Agreement. This Agreement, including the Order Form and any documents referenced herein, constitutes the parties’ entire understanding regarding its subject and supersedes all prior or contemporaneous communications, agreements and understanding, including any prior master or colocation agreement, between them relating thereto. In the event of a conflict between the terms and conditions of this Master Agreement and an Order Form, the specific terms and conditions of the Order Form shall take precedence. Customer acknowledges and agrees that it has not, and will not, rely upon any representations, understandings, or other agreements not specifically set forth in this Agreement. This Agreement shall not be superseded, terminated, modified, or amended except by express written agreement of the parties that specifically identifies this Agreement.

13.3.

Waiver, Severability. The waiver of any breach or default does not constitute the waiver of any subsequent breach or default. If any provision of this Agreement is held to be illegal or unenforceable, it shall be deemed amended to conform to the applicable Law, or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall continue in full force and effect.

13.4.

Assignment. Except as part of or in connection with a Change of Control or a reorganization solely among Customer and its Affiliates, Customer shall not assign or otherwise transfer any of its rights, or delegate or otherwise transfer any of its obligations or performance under this Agreement, in each case whether voluntarily, involuntarily, by operation of law, or otherwise, without Compute North’s written consent. “Change of Control” means (i) a sale by Customer of all or substantially all of its assets that are the subject of this Agreement to an unaffiliated person or entity, (ii) a merger, reorganization, conversion or other transaction in which more than fifty percent (50%) of the voting control of Customer is held by persons or entities who did not hold voting control of such party, whether directly or indirectly, immediately prior to such transaction (excluding any reorganization solely among Customer and any entities that directly or indirectly controls, is controlled by, or is under common control with Customer (each, an “Affiliate”), or (iii) a sale by the equity holders of Customer that results in more than fifty percent (50%) of the voting control of such party being held by persons or entities who did not hold voting control of Customer, whether directly or indirectly, immediately prior to such sale (excluding any reorganization solely among Customer and its Affiliates). Customer shall notify Compute North in writing within ten (10) days of any assignment or transfer under this Section 13.4. Compute North may at any time assign, transfer, delegate, or subcontract any or all of its rights or obligations under this Agreement without Customer’s written consent. Subject to the restrictions on assignment of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, successors, and assigns. Customer and Compute North acknowledge and agree that in the event Compute North enters into a partial assignment or other document evidencing a partial transfer of the obligations under this Agreement, (i) this Agreement and the applicable Order Forms shall apply as to the assignee to the extent assigned, (ii) the obligations of Compute North and such assignee shall be several, and not joint or collective obligations and there shall be no cross-default, cross-termination or other common performance or liability provisions as between the obligations under this Agreement and any Order Form(s) that are assigned and those obligations under this Agreement and any Order Form(s) that remain with Compute North.

13.5.

Force Majeure. Neither party shall be liable in any way for delay, failure in performance, loss or damage due to any of the following force majeure conditions: fire, strike, embargo, explosion, power failure, flood, lightning, war, water, electrical storms, labor disputes, civil disturbances, governmental requirements, acts of civil or military authority, acts of God, acts of public enemies, inability to secure replacement parts or materials, transportation facilities, or other causes beyond its reasonable control, whether or not similar to the foregoing. This also includes planned service and maintenance needs. Under no circumstances shall the following constitute a force majeure: (i) a Party’s inability to finance its obligations or the unavailability of funds to pay amounts when due in the currency of payment, (ii) changes in either Party’s market factors, default of payment obligations or other commercial, financial or economic conditions, including failure or loss of any cryptocurrency markets, (iii) the ability of Customer to obtain better economic terms for the Services or similar services or (iv) Customer’s failure to timely apply for any licenses, permits, consents, or approvals. No force majeure shall relieve, suspend, or otherwise cause either Party from performing any obligation to indemnify, reimburse, hold harmless or otherwise pay the other Party under this Agreement, including Customer’s obligation to pay any Fees. Notwithstanding anything to the contrary in this Agreement, Force Majeure includes an increase of ten percent (10%) or more in Compute North’s variable operating costs.

13.6.

Compliance with Laws. Customer’s use of the Facility and the Equipment located at the Facility shall conform to all applicable Law, including international Law, the Law of the jurisdictions in which Customer is doing business and where the Facility is located. In the event that there is a new or a change in Law that causes Compute North to directly or indirectly incur new or additional costs in connection with the Services or the Facility, Compute North may pass through such costs to Customer without markup, terminate this Agreement or any Order Form, or modify the Services as necessary to account for such costs. Customer shall timely cooperate in any audit or review of Customer’s compliance with the terms hereof conducted by or on behalf of Compute North, responding accurately and completely to all inquiries, and providing any requested documents.

13.7.

Governing Law. This Agreement shall be governed by and interpreted in accordance with the Laws of the State of New York, excluding any conflicts of law rule or principle which might refer such construction to the laws of another state or country. Any dispute, claim, counterclaim or controversy of any kind arising under or relating to this Agreement is and shall continue to be subject to the exclusive jurisdiction of the courts of the State of New York or of the federal courts sitting in the State of New York, and the parties submit to the jurisdiction of such courts in respect of any such action or proceeding brought in such courts. The parties waive, to the fullest extent permitted by Law, any objection that they may now or hereafter have to the laying of venue of any such action or proceeding in such courts and any claim that any such action or proceeding brought in any such court has been brought in an inconvenient forum. EACH PARTY HERETO HEREBY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

13.8.

Relationship of the Parties. The parties agree that their relationship hereunder is in the nature of independent contractors. Neither party shall be deemed to be the agent, partner, joint venturer or employee of the other, and neither shall have any authority to make any agreements or representations on the other’s behalf. Each party shall be solely responsible for the payment of compensation, insurance and taxes of its own personnel, and such personnel are not entitled to the provisions of any employee benefits from the other party. Neither party shall have any authority to make any agreements or representations on the other’s behalf without the other’s written consent. Additionally, Compute North shall not be responsible for any costs and expenses arising from Customer’s performance of its duties and obligations pursuant to this Agreement.

13.9.

Third-Party Beneficiaries. Nothing in this Agreement is intended, nor shall anything herein be construed to confer any rights, legal or equitable, in any person or entity other than the parties hereto, the Facility Owner, the Lenders and their respective successors and permitted assigns.

13.10.

Publicity. Neither party may use the name, trademark, logo, acronym, or other designation of the other party in connection with any press release, advertising, publicity materials or otherwise without the prior written consent of the other party. Notwithstanding the foregoing, Customer agrees that Compute North may publicly identify Customer, both orally and in writing, as a customer of Compute North.

13.11.

Construction; Interpretation. Unless the context otherwise requires, words in the singular include the plural, and in the plural include the singular; masculine words include the feminine and neuter; “or” means “either or both” and shall not be construed as exclusive; “including” means “including but not limited to”; “hereof,” “hereby,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not any particular section in which such words appear, unless otherwise specified; “any” and “all” each means “any and all” and shall not be construed as terms of limitation; and, a reference to a thing (including any right or intangible asset) includes any part or the whole thereof. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation and construction of this Agreement, and this Agreement shall be construed as having been jointly drafted by the parties. The titles and headings for particular paragraphs, sections and subsections of this Agreement have been inserted solely for reference purposes and shall not be used to interpret or construe the terms of this Agreement. Compute North’s rights and remedies hereunder are cumulative and in addition to any other rights or remedies it may have at law or in equity.

13.12.

Survival. Notwithstanding any provisions herein to the contrary, the obligations set forth in Sections 4.3, 4.5, 5.3, 5.4, 6, 8.3, 11, 12, and 13 shall survive the expiration or termination of this Agreement.

13.13.

Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same document. The parties may sign and transmit an electronic signature of this Agreement (whether by facsimile, pdf, email, or other electronic means), which signature shall be binding on the party whose name is contained therein.

13.14.

Financing Accommodation. Upon the receipt of a written request from Compute North, Customer shall execute, or arrange for the delivery of, such estoppels and other documents, in each case, as may be (A) reasonably necessary in order for Compute North or its affiliates to consummate the financing, (B) customarily provided in connection with financing of a similar nature and (C) reasonably acceptable to Customer. Without limitation of the foregoing, Compute North may notify Customer of one or more of its or its affiliate’s lenders or financing parties that are financing the Facility (the “Lenders”), and following such notice,

Customer shall provide written notice of any default or breach by Compute North to such Lenders, and such Lenders or their designee shall have the right, but not the obligation, to perform any act required to be performed by Compute North under the Agreement to prevent or cure a default or breach as if done by Compute North.

IN WITNESS WHEREOF, the parties have executed this Agreement in a manner appropriate to each and with the authority to do so as of the date set forth below.

Compute North LLCCustomer

By: /s/ Kyle WenzelBy:/s/ Ryan Duran

                                     Name: Kyle Wenzel                                  Name: Ryan Duran

                                       Its: Chief Commercial Officer.                                   Its: Vice President Operations